                         SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                     Date of Report (Date of earliest event

                            Reported): July 25, 1997

        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., (as depositor under the Pooling and Servicing Agreement, dated as of July 1, 1997 which provides for the issuance of IndyMac Manufactured Housing Contract Pass-Through Certificates, Series 1997-1).

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                    333-21329                13-3320910
----------------------------   -----------------------   ----------------------
(State or Other Jurisdiction         (Commission            (I.R.S. Employer
      of Incorporation)              File Number)          Identification No.)

11 Madison Avenue
New York, New York                                               10010
----------------------------                             ----------------------
Address of Principal                                           (Zip Code)
Executive Offices

        Registrant's telephone number, including area code (212) 325-2000

Item 5. Other Events.

Filing of Computational Materials.

        In connection with the offering of the IndyMac Manufactured Housing Contract Pass-Through Certificates, Series 1997-1, Credit Suisse First Boston Corporation, as Underwriter of the Certificates, has prepared certain materials (the "Series Term Sheet" including the "Computational Materials") for distribution to its potential investors. Although the Company provided the Underwriters with certain information regarding the characteristics of the Contracts in the related portfolio, it did not participate in the preparation for the Computational Materials.

        For purposes of this Form 8-K, Computational Materials shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Series Term Sheet including Computational Materials is attached hereto as Exhibit 1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)    Not applicable.

        (b)    Not Applicable.

        (c)    Exhibits.

               1.     The Series Term Sheet including Computational Materials.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CREDIT SUISSE FIRST BOSTON MORTGAGE
                                            SECURITIES CORP.

                                            By:     /s/ FIACHRA O'DRISCOLL

Dated:  July 25, 1997

                                  Exhibit Index

Exhibit                                                                    Page
-------                                                                   -----
   1.   The Series Term Sheet including Computational Materials